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UPO-
                                                            Option to Purchase
                                                                         Units

                            MUSE TECHNOLOGIES, INC.
                             Unit Purchase Option
                              Dated:       , 1998

         THIS CERTIFIES THAT        and its registered assigns (herein sometimes
called the "Holder") is entitled to purchase from Muse Technologies, Inc., a Delaware corporation (hereinafter called the "Company"), at the price and
during the period as hereinafter specified, up to         Units ("Units"), each
Unit consisting of one share of the Company's Common Stock, par value $.015 per share ("Common Stock"), and one Class A Redeemable Common Stock Purchase
Warrant of the Company (a "Warrant" and collectively, the "Warrants") to purchase one-half (1/2) share of Common Stock.

         1. This option (this "Option"), together with options of like tenor, constituting in the aggregate options (the "Options") to purchase an aggregate of one hundred twenty thousand (120,000) Units, was originally issued pursuant to an underwriting agreement (the "Underwriting Agreement") between the
Company and HD Brous & Co., Inc. ("Brous" or the "Underwriter") in connection with a public offering of one million two hundred thousand (1,200,000) Units, at an aggregate price of $100 for the Options. Except as specifically otherwise provided in this Option, the Common Stock and the Warrants issued upon exercise of the Option shall bear the same terms and conditions as described under the captions "Description of Securities" and "Underwriting" in the Company's Registration Statement on Form SB-2, File No. 333- (the "Registration Statement") which was declared effective by the Securities and
Exchange Commission (the "Commission") on         , 1998 (the "Effective Date").
Pursuant to the Underwriting Agreement, Options to purchase one hundred twenty thousand (120,000) Units are being issued to the Underwriter and/or selected dealers. The Holder shall have registration rights under the Securities Act of 1933, as amended (the "Securities Act"), for this Option, the Units issuable upon exercise of this Option, the Common Stock and the Warrants included in the Units issuable upon exercise of this Option and the shares of Common Stock issuable upon exercise of the Warrants, as more fully described in Paragraph 7 of this Option. The Warrants issuable upon exercise of this Option shall be issued pursuant to the warrant agreement (the "Warrant Agreement") dated as of
        , 1998, between the Company and American Stock Transfer & Trust Company, as warrant agent.

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         2. During the four-year period commencing one year from the Effective
Date until 5:30 P.M., New York City time, on             , 2003, inclusive (the
"Term"), the Holder shall have the option to purchase the Units pursuant to this Option at a price of nine and 60/100 dollars ($9.60) per Unit (the "Initial Exercise Price"), representing 120% of the initial public offering price of the Units offered pursuant to the Registration Statement.

         3. This Option may be exercised at any time during the Term, in whole or in part, by the surrender of this Option (with the purchase form at the end of this Option properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) accompanied by payment to the Company of the Option Exercise Price, as hereinafter defined, for the number of Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any, and delivery to the Company of a duly executed agreement (an "Assumption Agreement"), which may be incorporated in the purchase form, signed by the person(s) designated in the purchase form as the person in whose name the underlying securities are to be issued (the "Purchaser") to the effect that such person(s) agree(s) to be bound by the provisions of Paragraphs 8(b), (c) and (d) of this Option. This Option shall be deemed to have been exercised, in whole or in part to the extent specified in said purchase form, immediately prior to the close of business on the date this Option is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 3, and the person or persons in whose name or names the certificates for shares of Common Stock and Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Warrants at that time and date. The Common Stock and Warrants and the certificates for the Common Stock and Warrants so purchased shall be delivered to the Holder or other Purchaser within a reasonable time, not exceeding ten (10) days, after this Option shall have been so exercised; provided, that the Company shall not be required to deliver certificates for the securities unless the Purchaser shall have delivered the Assumption Agreement to the Company. If the Option is exercised subsequent to expiration or redemption of the Warrants (including any extensions thereof), the Holder of the Option shall exercise the Warrants contemporaneously with the exercise of the Option.

         4. Neither this Option nor the Common Stock or Warrants comprising the Units issuable upon exercise of this Option nor the Common Stock issuable upon exercise of such

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Warrants shall be transferred, sold, assigned, or hypothecated during the during the one-year period commencing on the Effective Date, except that such securities may be transferred during such period to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the Underwriter, a member of the selling group or any officer or partner of a member of the selling group. Any person who is a permitted transferee may transfer the Option by will or trust or pursuant to the laws of descent and distribution. Commencing one year from the Effective Date, this Option and the securities issuable upon exercise of this Option may be transferred without restriction as long as such transfer is in compliance with applicable Federal and state securities laws. Any such assignment during such period shall be effected by the Holder executing the form of assignment at the end of this Option and surrendering this Option for cancellation at the office of the Company or other office or agency as provided in Paragraph 3 of this Agreement accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this Paragraph 4; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Option or Options of like tenor and representing in the aggregate rights to purchase the same number of Units as are purchasable hereunder.

         5. The Company covenants and agrees that all shares of Common Stock which are sold as part of the Units purchased pursuant to this Option, and all shares of Common Stock which may be issued upon exercise of the Warrants have been, and will be, duly authorized and, will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof. The Company covenants and agrees that the Warrants which are issued as part of the Units purchased pursuant to this Option have been duly authorized and, when issued and delivered, will have been duly executed, issued and delivered and will constitute the valid and legally binding obligations of the Company enforceable in accordance with their terms. The Company further covenants and agrees that during the period within which this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Option and that it will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants.

         6. This Option shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

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         7. (a) The Company shall advise the Holder, whether the Holder holds this Option or has exercised this Option and holds Units or any of the underlying securities, as hereinafter defined, by written notice (certified or registered mail) at least thirty (30) days prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Securities Act covering any securities of the Company (other than a registration statement on Form S-8, S-4 or subsequent similar forms), and will during the term of the Option and for a period of two years thereafter, upon the request of the Holder, at the Company's cost and expense, include in any such post-effective amendment (if permitted by law) or registration statement, such information as may be required to permit a public offering of all or any of the Units underlying this Option, the Common Stock or Warrants issued as part of the Units, or the Common Stock issuable upon the exercise of the Warrants (collectively "underlying securities"). In connection with any such registration statement, the Company shall supply prospectuses, use its best efforts to qualify any of the described securities for sale in such states as such Holder reasonably designates and furnish indemnification in the manner provided in Paragraph 8 of this Option. The Holder(s) participating in any such registration shall furnish information and indemnification as set forth in said Paragraph 8.

                  (b) In connection with any underwritten public offering relating solely to an offering of the Company's securities by the Company, the Holder will agree to defer any sale of such securities for up to sixty (60) days from the effective date of the applicable registration statement, unless the applicable registration statement is filed pursuant to Paragraph 7(c) of this Option, provided that the underwriter or managing underwriter has requested such deferral on the grounds that the offering by the Company would be materially adversely affected by the earlier sale of such securities and the Company agrees to keep the registration statement current for nine (9) months after the effective date of the registration statement or such longer period as such registration statement is otherwise being kept effective. This Paragraph 7(b) shall not be applicable with respect to any registration statement filed pursuant to Paragraph 7(c) of this Option.

                  (c) If any majority holder (as defined below) shall give notice to the Company at any time to the effect that such holder desires to register under the Securities Act the Units or any of the underlying securities under such circumstances that a public distribution (within the meaning of the Securities Act) of any such securities will be involved then the Company will

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promptly, but no later than thirty (30) business days after date such notice is given (the "Notice Date"), time being of the essence, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Securities Act, to the end that the Units and/or any of the underlying securities, as the Holder shall determine, may be publicly sold under the Securities Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become effective; provided, that such holder shall furnish the Company with appropriate written information as to the Holder and the proposed plan of distribution and indemnification as set forth in Paragraph 8. The majority holder may, at its option, request the filing of a post-effective amendment to the Registration Statement or a new registration statement under the Securities Act on two occasions during the term of the Option. In the event that the registration statement or post-effective amendment shall not have been declared effective by the Commission within one hundred fifty (150) days after the Notice Date (such period being referred to as the "Filing Period"), other than as a result of action by the majority shareholder to delay the effective date, then the Initial Exercise Price of the Units shall be reduced by forty eight cents ($.48) per Unit at the end of each twenty-eight (28) day period after the expiration of the Filing Period, in which such registration statement or post-effective amendment to the Registration Statement, has not been declared effective by the Commission; provided that such exercise price shall not be less than nine and 60/100 dollars ($9.60) per Unit. The Initial Exercise Price as so adjusted is herein called the "Adjusted Initial Exercise Price." As used in this Option, the term "Option Exercise Price" shall refer to the Initial Exercise Price or the Adjusted Initial Exercise Price, as the case may be. Within ten (10) business days after receiving any such notice pursuant to this Paragraph 7(c), the Company shall give notice to the other Holders of the Options, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the Units and/or the underlying securities of the other Holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall request in writing. The costs and expense of the first such post-effective amendment or new registration statement shall be borne by the Company, except that each Holder shall bear the fees of his own counsel and/or accountants and any underwriting discounts or commissions applicable to any of the securities sold by him. The costs and expenses of the second such registration statement shall be borne by the Holders. The Company will maintain

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and keep such registration statement current under the Securities Act for a period of at least nine (9) months from the effective date of such registration statement. The Company shall supply prospectuses, use its best efforts to qualify any of the described securities for sale in such states as such holder reasonably designates and furnish indemnification in the manner provided in Paragraph 8 of this Agreement.

                  (d) If, on the date of receipt by the Company of notice from any majority holder requesting registration of Units and/or any of the underlying securities pursuant to Paragraph 7(c) of this Option, the Company has previously notified the Holder pursuant to Paragraph 7(a) of this Option that the Company intends to file a post-effective amendment to the Registration Statement or a new registration statement under the Securities Act covering any securities of the Company and offering to include the Units and/or the underlying securities of the Holder in such Registration Statement or provides notice to the Holder pursuant to Paragraph 7(a) of this Option within seven (7) days after receipt of such notice from any majority holder, the Holder agrees that the demand registration request shall be withdrawn and that if he so elects, he may participate in the Registration Statement filed by the Company pursuant to Paragraph 7(a) of this Option; provided that (x) the Registration Statement or post-effective amendment to the Registration Statement covering the Holder's Units and/or underlying securities is filed within sixty (60) days and declared effective within one hundred fifty (150) days after the earlier of the date of such notice to the Company from the majority holder pursuant to Paragraph 7(c) or the date of such notice to the Holder from the Company pursuant to Paragraph 7(a); and (y) the majority holder will not be deemed to have exercised any demand registration right pursuant to Paragraph 7(c) of this Option.

                  (e) The term "majority holder" as used in this Paragraph 7 shall mean the holder of at least a majority of the Common Stock (including the Common Stock issued or issuable upon exercise of the Warrants) for which the Options (considered in the aggregate) are exercisable and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock held by such owner or owners resulting from the exercise of any Option after giving effect to any stock dividend, split, reverse split or other recapitalization, the number of shares of Common Stock issuable upon exercise of any unexercised Option, the number of shares of Common Stock issuable upon exercise of any

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

then outstanding Warrants issued upon exercise of any Option, and the number of shares of Common Stock issuable upon exercise of any Warrants issuable upon exercise of any Option.

                  (f) In connection with any registration described in Paragraph 7(a) of this Option, the Holder may request inclusion of the Option in such registration statement; provided, however, that the Company shall not be required to maintain any public market in the Options.

         8. (a) Whenever, pursuant to Paragraph 7 of this Option, a registration statement relating to this Option or any underlying securities is filed under the Securities Act or is amended or supplemented, the Company will indemnify and hold harmless each holder of the securities covered by such registration statement, amendment or supplement (such holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Securities Act) the Distributing Holder, and each underwriter (within the meaning of the Securities Act) of such securities and each person, if any, who controls (within the meaning of the Securities Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or for any other Distributing Holder, expressly for use in the preparation thereof.

                  (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, each person, if any who controls the Company (within the meaning of the Securities Act) and each underwriter participating in such offering (within the meaning of the Securities Act) and each person, if any, who controls (within the meaning of the Securities Act) any such underwriter, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder expressly for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (c) Promptly after receipt by an indemnified party under this Paragraph 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof.

                  (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, join with any other indemnifying party similarly notified to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that if the defendants in any such action include both the indemnified party and the

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indemnifying party and either (i) the indemnifying party or parties agree, or
(ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct because of actual or potential conflicting interests between them, then the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action. The indemnifying party will not be liable to such indemnified party under this Paragraph 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnifying party for all indemnified parties), (ii) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall an indemnifying party be liable under this Paragraph 8 for any settlement, effected without its written consent, which consent shall not be unreasonably withheld, of any claim or action against an indemnified party.

         9. The number and kind of securities purchasable upon the exercise of the Option shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided, except that, unless the Company elects to issue additional Warrants pursuant to Paragraph 9(i) of the Warrant Agreement, the provisions of this Paragraph 9 shall not apply to the Warrants issuable upon exercise of this Option. The number and kind of securities purchasable upon exercise of the Option shall be subject to adjustment (with no change in the Option Exercise Price) as follows:

                  (a) In case the Company shall pay a dividend or make a distribution or a split with respect to its shares of Common Stock in shares of Common Stock, subdivide or reclassify its outstanding Common Stock into a greater number of shares, or combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the number of shares of Common Stock issuable upon exercise of this Option shall, as of the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, be proportionately adjusted so that the Holder of any Option exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if such Option had been exercised immediately prior to such time, he would have owned upon such exercise and such shares as he would have been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph 9(a) shall occur.

                  (b) No adjustment in the Option Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this Paragraph 9(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 9 shall be made to the nearest cent or to the nearest one-hundredth of a share of Common Stock as the case may be. Anything in this Paragraph 9 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Option Exercise Price, in addition to those required by this Paragraph 9, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or distribution of evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Paragraph 9 hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                  (c) Whenever the Option Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Option Exercise Price and adjusted number of shares of Common Stock issuable upon exercise of the Option as to each Unit to be mailed to the Holders at their last address appearing in the Option register maintained by the Company, and shall cause a certified copy thereof to be mailed to its transfer agent. The Company may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Paragraph 9, and a certificate signed by such firm shall be evidence of the correctness of such adjustment.

                  (d) In the event that at any time, as a result of an adjustment made pursuant to Paragraph 9(a) of this Option, the Holder of any Option thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other

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shares so receivable upon exercise of any Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Paragraph 9.

                  (e) Irrespective of any adjustments in the Option Exercise Price or the number or kind of shares purchasable upon exercise of Options, Options theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Options initially issuable pursuant to this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Option to be signed
by its duly authorized officers this    day of          , 1998.


                                            MUSE TECHNOLOGIES, INC.
Attest:

                                            By:
                                               ---------------------------
                                               Curtiz J. Gangi
                                               President
----------------------
Brian Clark, Secretary


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

                                 PURCHASE FORM

                  (To be signed only upon exercise of Option)

         The undersigned, the holder of the foregoing Option, hereby irrevocably elects to exercise the purchase rights represented by such Option
for, and to purchase thereunder,     Units of Muse Technologies, Inc., each Unit
consisting of one share of Common Stock and one Class A Redeemable Common
Stock Purchase Warrant (the "Warrants") to purchase one-half (1/2) share of
Common Stock and herewith makes payment of $      thereof, agrees to be bound by
the provisions of Paragraphs 8(b), (c) and (d) of the Option, and requests that the certificates for shares of Common Stock and Warrants be issued in the name(s) of, and delivered to ________________________________ whose address(es)
is (are) ______________________________________________________________________.


Dated:           , 19  .
                         ___________________________


                         By:________________________


Address: ______________________________

         ______________________________



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                                 TRANSFER FORM

                (To be signed only upon transfer of the Option)

         For value received, the undersigned hereby sells, assigns, and transfers unto the right to purchase Units represented by the foregoing Option
to the extent of      Units, and appoints
attorney to transfer such rights on the books of MUSE TECHNOLOGIES, INC. with full power of substitution in the premises.


Dated:           , 19  .
                         ___________________________


                         By:________________________


Signature Medallion Guaranteed


___________________________


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